UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 29, 2010
Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)

(952) 564-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                      NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(d)           On September 29, 2010, Wireless Ronin Technologies, Inc. (the "Company") received a letter from the NASDAQ Stock Market ("NASDAQ") approving the Company's application to transfer the listing of its common stock from the NASDAQ Global Market to the NASDAQ Capital Market.  The Company previously reported that it received a correspondence letter from NASDAQ notifying the Company that it did not comply with NASDAQ Marketplace Listing Rule 5450(b)(1)(A), which requires a minimum of $10,000,000 in stockholders’ equity for listing on the NASDAQ Global Market.  The Company voluntarily filed its transfer application on September 27, 2010.  The Company's common stock will be transferred to the NASDAQ Capital Market at the opening of the market on October 4, 2010, and will continue to be traded under the symbol "RNIN".

On September 30, 2010, the Company issued a press release announcing the transfer of its common stock to the NASDAQ Capital Market.  A copy of the press release is attached as Exhibit 99 hereto and is incorporated by reference in response to this Item 3.01(d).

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           See “Exhibit Index.”

EXHIBIT INDEX
Exhibit
Number                                Description

99	Press release dated September 30, 2010.